UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2024

Battalion Oil Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

820 Gessner Road Suite 1100 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 538-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⌧    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock par value $0.0001	BATL	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 1.01	Entry into a Material Definitive Agreement

Sixth Amendment to Merger Agreement

On September 11, 2024, Battalion Oil Corporation, a Delaware corporation (the “Company”), Fury Resources, Inc., a Delaware corporation (“Parent”), and San Jacinto Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), entered into a Sixth Amendment (the “Sixth Amendment”) to the Agreement and Plan of Merger, dated as of December 14, 2023 (the “Merger Agreement”), by and among the Company, Parent and Merger Sub, as amended by that certain First Amendment to Agreement and Plan of Merger, dated as of January 24, 2024 (the “First Amendment”), the Second Amendment to the Agreement and Plan of Merger, dated as of February 6, 2024 (the “Second Amendment”), the Third Amendment to the Agreement and Plan of Merger, dated as of February 16, 2024 (the “Third Amendment”), the Fourth Amendment to the Agreement and Plan of Merger, dated as of April 16, 2024 (the “Fourth Amendment”), and the Fifth Amendment to the Agreement and Plan of Merger, dated as of June 10, 2024 (the “Fifth Amendment”).

On September 10, 2024, at a special meeting of the Company’s board of directors (the “Board”), the Board approved, upon the recommendation of the Special Committee of the Board (the “Special Committee”), the Sixth Amendment to provide additional time for the Company and Parent to negotiate the terms of any amendments to the Merger Agreement.

As previously disclosed, Parent has proposed a further amendment of the Merger Agreement such that the amount of merger consideration payable to the holders of the Company’s common stock, par value $0.0001 per share (“Common Stock”), in connection with the transactions contemplated by the Merger Agreement would be reduced from $9.80 per share of Common Stock to $7.00 per share of Common Stock (such proposal, the “Parent Proposal”). The Parent Proposal is contingent on the existing holders (the “Preferred Stockholders”) of the Company’s Series A through Series A-4 preferred stock, par value $0.0001 per share (collectively, the “Preferred Stock”), being the holders of all of the issued and outstanding Preferred Stock of the Company, rolling over 100% of the Preferred Stock held by them into new preferred equity in the surviving company following the merger (such proposed rollover, the “Rollover Transaction”). The Special Committee and the Board each continue to review the Parent Proposal. The Preferred Stockholders have confirmed to the Board and the Special Committee that, subject to finalization of the applicable definitive transaction documents between the Preferred Stockholders and Parent, the Preferred Stockholders have reached an agreement in principle with Parent on the terms of the Rollover Transaction. The Preferred Stockholders have also confirmed that they are working with Parent to finalize the terms of such definitive transaction documents relating to the Rollover Transaction.

Pursuant to the Merger Agreement (as amended by the Fifth Amendment), either Parent or the Company has the right to terminate the Merger Agreement if the transactions contemplated by the Merger Agreement are not consummated on or before 11:59 p.m. Central Time on September 12, 2024 (the “Termination Date”). The Sixth Amendment amends the Merger Agreement to extend the Termination Date from 11:59 p.m. Central Time on September 12, 2024 to 11:59 p.m. Central Time on December 31, 2024.

Except as modified by the Sixth Amendment, the terms of the Merger Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment, in the forms filed as Exhibit 2.1 to the Current Reports on Form 8-K filed by the Company on December 18, 2023, January 24, 2024, February 6, 2024, February 16, 2024, April 16, 2024 and June 11, 2024, respectively, with the Securities and Exchange Commission (the “SEC”), are unchanged. The Company continues to reserve all of its rights and remedies under the Merger Agreement and applicable law.

The foregoing descriptions of the Merger Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment, which were filed as Exhibit 2.1 to the Current Reports on Form 8-K filed by the Company with the SEC on December 18, 2023, January 24, 2024, February 6, 2024, February 16, 2024, April 16, 2024 and June 11, 2024, respectively.

The foregoing description of the Sixth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Sixth Amendment, which is filed as Exhibit 2.1 to this Current Report on Form 8-K.

Important Information for Investors and Stockholders

This communication is being made in respect of the proposed transaction involving the Company and Parent. In connection with the proposed transaction, the Company intends to file the relevant materials with the SEC, including a proxy statement on Schedule 14A and a transaction statement on Schedule 13e-3 (the “Schedule 13e-3”). Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder of the Company entitled to vote at the special meeting relating to the proposed transaction. This communication is not a substitute for the proxy statement, the Schedule 13e-3 or any other document that the Company may file with the SEC or send to its stockholders in connection with the proposed transaction. The materials to be filed by the Company will be made available to the Company’s investors and stockholders at no expense to them and copies may be obtained free of charge on the Company’s website at www.battalionoil.com. In addition, all of those materials will be available at no charge on the SEC’s website at www.sec.gov. Investors and stockholders of the Company are urged to read the proxy statement, the Schedule 13e-3 and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction because they contain important information about the Company and the proposed transaction. The Company and its directors, executive officers, other members of its management and employees may be deemed to be participants in the solicitation of proxies of the Company stockholders in connection with the proposed transaction under SEC rules. Investors and stockholders may obtain more detailed information regarding the names, affiliations and interests of the Company’s executive officers and directors in the solicitation by reading the Company’s Annual Report on Form 10-K, as amended on Form 10-K/A, for the fiscal year ended December 31, 2023, and the proxy statement, the Schedule 13e-3 and other relevant materials that will be filed with the SEC in connection with the proposed transaction when they become available. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the proxy statement relating to the proposed transaction and the Schedule 13e-3 when they become available.

Forward-Looking Statements

All statements and assumptions in this communication that do not directly and exclusively relate to historical facts could be deemed “forward-looking statements.” Forward-looking statements are often identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “may,” “could,” “should,” “forecast,” “goal,” “intends,” “objective,” “plans,” “projects,” “strategy,” “target” and “will” and similar words and terms or variations of such. These statements represent current intentions, expectations, beliefs or projections, and no assurance can be given that the results described in such statements will be achieved. Forward-looking statements include, among other things, statements about the potential benefits of the proposed transaction; the prospective performance and outlook of the Company’s business, performance and opportunities; the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction; as well as any assumptions underlying any of the foregoing. Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of the Company’s control. Important factors that could cause actual results to differ materially from those described in forward-looking statements include, but are not limited to, (i) the risk that the proposed transaction may not be completed in a timely manner or at all; (ii) the failure to receive, on a timely basis or otherwise, the required approvals of the proposed transaction by the Company’s stockholders; (iii) the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (iv) the possibility that competing offers or acquisition proposals for the Company will be made; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the proposed transaction, including in circumstances, which would require the Company to pay a termination fee; (vi) the effect of the announcement or pendency of the proposed transaction on the Company’s ability to attract, motivate or retain key executives and employees, its ability to maintain relationships with its customers, suppliers and other business counterparties, or its operating results and business generally; (vii) risks related to the proposed transaction diverting management’s attention from the Company’s ongoing business operations; (viii) the amount of costs, fees and expenses related to the proposed transaction; (ix) the risk that the Company’s stock price may decline significantly if the Merger is not consummated; (x) the risk of shareholder litigation in connection with the proposed transaction, including resulting expense or delay; and (xi) other factors as set forth from time to time in the Company’s filings with the SEC, including its Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2023, as may be updated or supplemented by any subsequent Quarterly Reports on Form 10-Q or other filings with the SEC. Readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. The Company does not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description

2.1	Sixth Amendment to Agreement and Plan of Merger, dated September 11, 2024, by and among Battalion Oil Corporation, Fury Resources, Inc. and San Jacinto Merger Sub, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BATTALION OIL CORPORATION

September 11, 2024	By:	/s/ Matthew B. Steele
	Name:	Matthew B. Steele
	Title:	Chief Executive Officer